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                                                                     EXHIBIT 4.4

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                           CNH EQUIPMENT TRUST 2003-B


                             CASE PURCHASE AGREEMENT


                                     between


                             CASE CREDIT CORPORATION


                                       and


                          CNH CAPITAL RECEIVABLES INC.


                          Dated as of November 1, 2003


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                                TABLE OF CONTENTS

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                                                                                 PAGE
                                                                                 ----
ARTICLE I     CERTAIN DEFINITIONS..................................................2

     SECTION 1.1.     Definitions..................................................2

     SECTION 1.2.     Other Definitional Provisions................................2

ARTICLE II    CONVEYANCE OF CASE RECEIVABLES.......................................3

     SECTION 2.1.     Conveyance of Case Purchased Contracts.......................3

     SECTION 2.2.     Conveyance of Subsequent Case Receivables....................3

     SECTION 2.3.     Intention of the Parties.....................................4

     SECTION 2.4.     The Closing..................................................5

     SECTION 2.5.     Payment of the Purchase Price................................5

     SECTION 2.6.     Cross-Collateralization......................................6

ARTICLE III   REPRESENTATIONS AND WARRANTIES.......................................6

     SECTION 3.1.     Representations and Warranties of CNHCR......................6

     SECTION 3.2.     Representations and Warranties of Case Credit................7

ARTICLE IV    CONDITIONS..........................................................13

     SECTION 4.1.     Conditions to Obligation of CNHCR...........................13

     SECTION 4.2.     Conditions to Obligation of Case Credit.....................16

ARTICLE V     COVENANTS OF CASE CREDIT............................................16

     SECTION 5.1.     Protection of Right, Title and Interest.....................17

     SECTION 5.2.     Other Liens or Interests....................................17

     SECTION 5.3.     Jurisdiction of Organization................................18

     SECTION 5.4.     Costs and Expenses..........................................18

     SECTION 5.5.     Indemnification.............................................18

     SECTION 5.6.     Transfer of Subsequent Case Receivables.....................18

     SECTION 5.7.     Cross-Collateralization.....................................18

ARTICLE VI    MISCELLANEOUS PROVISIONS............................................19

     SECTION 6.1.     Obligations of Case Credit..................................19

     SECTION 6.2.     Repurchase Events...........................................19

     SECTION 6.3.     CNHCR Assignment of Repurchased Receivables.................19

     SECTION 6.4.     Trust.......................................................19

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
     SECTION 6.5.     Amendment...................................................19

     SECTION 6.6.     Accountants' Letters........................................20

     SECTION 6.7.     Waivers.....................................................20

     SECTION 6.8.     Notices.....................................................21

     SECTION 6.9.     Costs and Expenses..........................................21

     SECTION 6.10.    Representations of Case Credit and CNHCR....................21

     SECTION 6.11.    Confidential Information....................................21

     SECTION 6.12.    Headings and Cross-References...............................21

     SECTION 6.13.    Governing Law...............................................21

     SECTION 6.14.    Counterparts................................................21

     SECTION 6.15.    Severability................................................22

EXHIBITS
EXHIBIT A     Form of Case Assignment
EXHIBIT B     Form of Case Subsequent Transfer Assignment

                                    SCHEDULES

SCHEDULE P    Perfection Representation and Warranties

                                       ii
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          CASE PURCHASE AGREEMENT (as amended or supplemented from time to time, this "AGREEMENT") dated as of November 1, 2003 between CASE CREDIT CORPORATION, a Delaware corporation ("CASE CREDIT"), and CNH CAPITAL RECEIVABLES INC., a Delaware corporation ("CNHCR").

                                    RECITALS

          WHEREAS, in the regular course of its business, Case Credit purchases, directly and indirectly, from equipment dealers and brokers, and directly originates, Contracts; and

          WHEREAS, in the regular course of its business, Case Credit purchases from Case, LLC (f/k/a Case Corporation) certain Contracts originated by Case, LLC (f/k/a Case Corporation) in the ordinary course of business; and

          WHEREAS, Case Credit and CNHCR wish to set forth the terms pursuant to which: (1) Contracts having an aggregate Contract Value of approximately $122,451,508.02 (the "CASE PURCHASED CONTRACTS") as of the Initial Cutoff Date and Case Credit's right, title and interest in any True Lease Equipment related to such Contracts are to be sold by Case Credit to CNHCR on the date hereof and (2) certain Subsequent Case Receivables and Case Credit's right, title and interest in any True Lease Equipment related to such Subsequent Case Receivables are to be sold by Case Credit to CNHCR from time to time on each Subsequent Transfer Date; and

          WHEREAS, CNHCR, as of the Initial Cutoff Date, owned Contracts previously purchased from Case Credit pursuant to an Amended and Restated Receivables Purchase Agreement dated as of December 15, 2000 (as amended from time to time, the "CASE LIQUIDITY RECEIVABLES PURCHASE AGREEMENT") between Case Credit and CNHCR, having an aggregate Contract Value of approximately $278,975,617.46 (the "CASE OWNED CONTRACTS", and together with the Case Purchased Contracts, the "INITIAL CASE RECEIVABLES"); and

          WHEREAS, the Initial Case Receivables and the Subsequent Case Receivables (collectively, the "CASE RECEIVABLES"), the NH Receivables and any True Lease Equipment related to such Case Receivables or NH Receivables will be transferred by CNHCR, pursuant to the Sale and Servicing Agreement, to CNH Equipment Trust 2003-B (the "TRUST"), which Trust will issue Asset Backed Certificates representing non-assessable, fully paid, undivided interests in, and 1.230% Class A-1 Asset Backed Notes, 1.710% Class A-2 Asset Backed Notes, Floating Rate Class A-3a Asset Backed Notes, 2.470% Class A-3b Asset Backed Notes, Floating Rate Class A-4a Asset Backed Notes, 3.380% Class A-4b Asset Backed Notes and 3.350% Class B Asset Backed Notes collateralized by, the Receivables and the other property of the Trust; and

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          WHEREAS, Case Credit and CNHCR wish to set forth herein certain representations, warranties, covenants and indemnities of Case Credit with respect to the Case Receivables for the benefit of CNHCR, the Trust, the Noteholders, any Counterparty and the Certificateholders.

          NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration and the mutual terms and covenants contained herein the parties hereto agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINITIONS

     SECTION 1.1. DEFINITIONS. Capitalized terms used herein and not otherwise defined herein are defined in Appendix A to the Indenture dated as of the date hereof between CNH Equipment Trust 2003-B and JPMorgan Chase Bank as Indenture Trustee.

     SECTION 1.2. OTHER DEFINITIONAL PROVISIONS. (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

     (b) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date hereof. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

     (c) The words "hereof", "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including, without limitation,".

     (d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

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                                   ARTICLE II
                         CONVEYANCE OF CASE RECEIVABLES

     SECTION 2.1. CONVEYANCE OF CASE PURCHASED CONTRACTS. In consideration of CNHCR's payment of $401,427,125.48 (the "INITIAL CASE PURCHASE PRICE") in the manner set out in SECTION 2.5(a), Case Credit does hereby sell, transfer, assign, set over and otherwise convey to CNHCR, without recourse (subject to the obligations herein), all of its right, title, interest and, with respect to any Contracts that are Leases, obligations in, to and under (collectively, the "INITIAL CASE ASSETS"):

     (i) the Case Purchased Contracts, including all documents constituting chattel paper included therewith, and all obligations of the Obligors thereunder, including all moneys paid thereunder on or after the Initial Cutoff Date;

     (ii) the security interests in the Financed Equipment granted by Obligors pursuant to the Case Purchased Contracts and any other interest of Case Credit in such Financed Equipment;

     (iii) any proceeds with respect to the Case Purchased Contracts from claims on insurance policies covering Financed Equipment or Obligors;

     (iv) any proceeds from recourse to Dealers with respect to the Case Purchased Contracts other than any interest in the Dealers' reserve accounts maintained with Case Credit;

     (v) any Financed Equipment that shall have secured the Case Purchased Contracts and that shall have been acquired by or on behalf of CNHCR;

     (vi) any True Lease Equipment that is subject to any Case Purchased Contract; and

     (vii)     the proceeds of any and all of the foregoing.

     SECTION 2.2. CONVEYANCE OF SUBSEQUENT CASE RECEIVABLES. Subject to the conditions set forth in SECTION 4.1(b), in consideration of CNHCR's delivery on the related Subsequent Transfer Date to or upon the order of Case Credit of the related Subsequent Case Purchase Price pursuant to
     SECTION 2.5, Case Credit does hereby sell, transfer, assign, set over and otherwise convey to CNHCR, without recourse (subject to the obligations herein), all of its right, title, interest and, with respect to any Contracts that are Leases, obligations in, to and under (collectively, the "SUBSEQUENT CASE ASSETS"; and together with the Initial Case Assets, the "CASE ASSETS"):

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     (i)       the Subsequent Case Receivables listed on Schedule A to the related Case Subsequent Transfer Assignment, including all documents constituting chattel paper included therewith, and all obligations of the Obligors thereunder, including all moneys paid thereunder on or after the related Subsequent Cutoff Date;

     (ii) the security interests in the Financed Equipment granted by Obligors pursuant to such Subsequent Case Receivables and any other interest of Case Credit in such Financed Equipment;

     (iii) any proceeds with respect to such Subsequent Case Receivables from claims on insurance policies covering Financed Equipment or Obligors;

     (iv) any proceeds with respect to such Subsequent Case Receivables from recourse to Dealers other than any interest in the Dealers' reserve accounts maintained with Case Credit;

     (v) any Financed Equipment that shall have secured any such Subsequent Case Receivable and that shall have been acquired by or on behalf of CNHCR;

     (vi) any True Lease Equipment that is subject to any Subsequent Case Receivable; and

     (vii)     the proceeds of any and all of the foregoing.

     SECTION 2.3. INTENTION OF THE PARTIES. The parties to this Agreement intend that the transactions contemplated hereby shall be, and shall be treated as, a purchase by CNHCR and a sale by Case Credit of the Case Purchased Contracts and the Subsequent Case Receivables and any True Lease Equipment related to such Case Purchased Contracts or Subsequent Case Receivables, as the case may be, and not as a lending transaction, such that in the event of a filing of a petition for relief by or against Case Credit under the Bankruptcy Code, such Case Purchased Contracts, Subsequent Case Receivables and True Lease Equipment would not be property of Case Credit's bankruptcy estate under Section 541 of the Bankruptcy Code, (ii) the bankruptcy court would not compel the turnover of such Case Purchased Contracts, Subsequent Case Receivables and True Lease Equipment or collections thereon by CNHCR to Case Credit under Section 542 of the Bankruptcy Code, and (iii) the bankruptcy court would determine that payments on such Case Purchased Contracts, Subsequent Case Receivables and True Lease Equipment not in the possession of Case Credit would not be subject to the automatic stay provisions of Section 362(a) of the Bankruptcy Code imposed upon the commencement of Case Credit's bankruptcy case. The foregoing sale, assignment, transfer and conveyance does not constitute, and is not intended to result in a creation or assumption by CNHCR of, any obligation or liability with

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     respect to any Case Purchased Contract or any Subsequent Case Receivables,
     nor shall CNHCR be obligated to perform or otherwise be responsible for any obligation of Case Credit or any other Person in connection with the Case Purchased Contracts or the Subsequent Case Receivables or under any agreement or instrument relating thereto, including any contract or any other obligation to any Obligor, except that CNHCR accepts any Contracts that are Leases subject to (and assumes) the covenants benefiting the Obligors under such Leases.

     If (but only to the extent) that the transfer of the Case Assets hereunder is characterized by a court or other governmental authority as a loan rather than a sale, Case Credit shall be deemed hereunder to have granted to CNHCR a security interest in all of Case Credit's right, title and interest in and to the Case Assets. Such security interest shall secure all of Case Credit's obligations (monetary or otherwise) under this Agreement and the other Basic Documents to which it is a party, whether now or hereafter existing or arising, due or to become due, direct or indirect, absolute or contingent. CNHCR shall have, with respect to the property described in SECTION 2.1 and SECTION 2.2, and in addition to all the other rights and remedies available to CNHCR under this Agreement and applicable law, all the rights and remedies of a secured party under any applicable UCC, and this Agreement shall constitute a security agreement under applicable law.

     SECTION 2.4. THE CLOSING. The sale and purchase of the Case Purchased Contracts shall take place at a closing at the offices of Mayer, Brown, Rowe & Maw LLP, 190 South LaSalle Street, Chicago, Illinois 60603 on the Closing Date, simultaneously with the closings under: (a) the NH Purchase Agreement, (b) the Sale and Servicing Agreement, (c) the Trust Agreement,
     (d) the Administration Agreement and (e) the Indenture.

     SECTION 2.5. PAYMENT OF THE PURCHASE PRICE.

     (a) CASE PURCHASED CONTRACTS. The Initial Case Purchase Price is payable as follows: (i) partially in cash on the Closing Date, and (ii) the remainder shall be deemed to have been paid by CNHCR to Case Credit and returned by Case Credit to CNHCR as a contribution to capital.

     (b) SUBSEQUENT CASE RECEIVABLES. As consideration for the conveyance of Subsequent Case Receivables pursuant to SECTION 2.2, CNHCR shall pay or cause to be paid to Case Credit on each Subsequent Transfer Date an amount (a "SUBSEQUENT CASE PURCHASE PRICE") equal to the aggregate Contract Value of the Subsequent Case Receivables as of the related Subsequent Cutoff Date, plus any premium or minus any discount agreed upon by Case Credit and CNHCR. Any Subsequent Case Purchase Price shall be payable as follows: (i) cash in the amount released to CNHCR in respect of the Subsequent Case Receivables from the Pre-Funding Account pursuant to Section 5.8(a) of the Sale and Servicing Agreement shall be paid to Case Credit on the related Subsequent Transfer Date;

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     and (ii) the balance shall be paid in cash as and when amounts are released to, or otherwise realized by, CNHCR from the Spread Account, the Negative Carry Account, and the Principal Supplement Account in accordance with the Sale and Servicing Agreement, or otherwise are available for such purpose.

     SECTION 2.6. CROSS-COLLATERALIZATION. To the extent Case Credit retains any interest in any item of Financed Equipment securing the repayment of any Case Receivable, as a result of the related Obligor agreeing to cross-collateralize all obligations owed by such Obligor to Case Credit or otherwise, Case Credit acknowledges and agrees that its interest in the Financed Equipment shall be expressly subordinate and junior in priority to the repayment of all amounts outstanding under such Case Receivable prior to becoming available to pay any amount outstanding under any other obligation owed by such Obligor to Case Credit.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

     SECTION 3.1. REPRESENTATIONS AND WARRANTIES OF CNHCR. CNHCR hereby represents and warrants to Case Credit as of the date hereof and as of the Closing Date:

     (a) ORGANIZATION AND GOOD STANDING. CNHCR has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power and authority to acquire, own and sell the Case Receivables.

     (b) DUE QUALIFICATION. CNHCR is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

     (c) POWER AND AUTHORITY. CNHCR has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by CNHCR by all necessary corporate action.

     (d) BINDING OBLIGATION. This Agreement constitutes a legal, valid and binding obligation of CNHCR enforceable against CNHCR in accordance with its terms.

     (e) NO VIOLATION. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of CNHCR, or any indenture, agreement or other instrument to which CNHCR is

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     a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than the Sale and Servicing Agreement and the Indenture); or violate any law or, to the best of CNHCR's knowledge, any order, rule or regulation applicable to CNHCR of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over CNHCR or its properties.

     (f) NO PROCEEDINGS. There are no proceedings or investigations pending or, to CNHCR's best knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over CNHCR or its properties: (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by CNHCR of its obligations under, or the validity or enforceability of, this Agreement.

     SECTION 3.2. REPRESENTATIONS AND WARRANTIES OF CASE CREDIT. (a) Case Credit hereby represents and warrants to CNHCR as of the date hereof and as of the Closing Date:

     (i) ORGANIZATION AND GOOD STANDING. Case Credit has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power and authority to acquire, own and sell the Case Receivables.

     (ii) DUE QUALIFICATION. Case Credit is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

     (iii) POWER AND AUTHORITY. Case Credit has the power and authority to execute and deliver this Agreement and to carry out its terms; Case Credit has full power and authority to sell and assign the property to be sold and assigned to CNHCR hereby and has duly authorized such sale and assignment to CNHCR by all necessary corporate action; and the execution, delivery and performance of this Agreement have been, and the execution, delivery and performance of each Case Subsequent Transfer Assignment have been or will be on or before the related Subsequent Transfer Date, duly authorized by Case Credit by all necessary corporate action.

     (iv) BINDING OBLIGATION. This Agreement constitutes, and each Case Subsequent Transfer Assignment when executed and delivered by Case Credit

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     will constitute, a legal, valid and binding obligation of Case Credit enforceable against Case Credit in accordance with their terms.

     (v) NO VIOLATION. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of Case Credit, or any indenture, agreement or other instrument to which Case Credit is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement); or violate any law or, to the best of Case Credit's knowledge, any order, rule or regulation applicable to Case Credit of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Case Credit or its properties.

     (vi) NO PROCEEDINGS. There are no proceedings or investigations pending, or to Case Credit's best knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Case Credit or its properties: (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or
     (C) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by Case Credit of its obligations under, or the validity or enforceability of, this Agreement.

     (b) Case Credit makes the following representations and warranties as to the Receivables on which CNHCR relies in accepting the Initial Receivables and the Subsequent Receivables and in transferring the Receivables to the Trust. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date, in the case of the Initial Receivables, and as of the applicable Subsequent Transfer Date, in the case of the Subsequent Receivables, but shall survive the sale, transfer and assignment of the Receivables to CNHCR and the subsequent assignment and transfer of such Receivables to the Trust pursuant to the Sale and Servicing Agreement and pursuant to the Indenture:

     (i)       CHARACTERISTICS OF CASE RECEIVABLES. Each Case Receivable: (A)
     (1) (i) was originated in the United States of America by a Dealer in connection with the retail sale or lease of Financed Equipment in the ordinary course of such Dealer's business, and (ii) was purchased by Case Credit from a Dealer and validly assigned by such Dealer to Case Credit in accordance with its terms, or (2) was originated in the United States of America by Case Credit in connection with the financing or lease of Financed Equipment in the ordinary course of Case Credit's business and, in either case, was fully and properly executed by the parties thereto, (B) has created a valid, subsisting and enforceable first priority

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     security interest in the Financed Equipment in favor of Case Credit (except to the extent that such security interest has been assigned by Case Credit to CNHCR, by CNHCR to the Issuer and by the Issuer to the Indenture Trustee), except that (x) no security interest against the Obligor is created in True Lease Equipment, and (y) Case Credit makes no representation or warranty as to any such security interest granted by any Dealer to secure the Dealer's obligations to make payments in respect of Termination Values, (C) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security, and (D)
     (i) in the case of Retail Installment Contracts, provides for fixed payments on a periodic basis that fully amortize the Amount Financed by maturity and yield interest at the Annual Percentage Rate, and (ii) in the case of any Contracts sold, or to be sold, hereunder that are Leases, provides for fixed payments on a periodic basis that fully amortize the Amount Financed by maturity and yield interest at the Annual Percentage Rate, except that any Contracts sold, or to be sold, hereunder that are Leases also provide for payments of the related Termination Values.

     (ii) SCHEDULE OF CASE RECEIVABLES. The information set forth on SCHEDULE A to the Case Assignment delivered on the Closing Date is true and correct in all material respects as of the opening of business on the Initial Cutoff Date and the information set forth on Schedule A to the related Case Subsequent Transfer Assignment will be true and correct on each Subsequent Transfer Date related to such Case Subsequent Transfer Assignment and no selection procedures believed by Case Credit to be adverse to the interests of the Trust, the Noteholders or the Certificateholders were or will be utilized in selecting the Case Receivables. The computer tape regarding the Case Receivables made available to CNHCR and its assigns is true and correct in all respects.

     (iii) COMPLIANCE WITH LAW. Each Case Receivable and the sale or lease of the related Financed Equipment complied in all material respects at the time it was originated or made and at the execution of this Agreement and each Case Subsequent Transfer Assignment complies in all material respects with all requirements of applicable federal, state and local laws and regulations thereunder, including usury law, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Wisconsin Consumer Act and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws.

     (iv) BINDING OBLIGATION. Each Case Receivable represents the genuine, legal, valid and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms.

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     (v)       NO GOVERNMENT OBLIGOR. None of the Case Receivables is due from the United States of America or any state or from any agency, department or instrumentality of the United States of America or any state.

     (vi) SECURITY INTEREST IN FINANCED EQUIPMENT. Immediately prior to the sale, assignment and transfer thereof, each Case Receivable shall be secured by a validly perfected first priority security interest in the Financed Equipment in favor of Case Credit as secured party or all necessary and appropriate actions have been commenced that would result in the valid perfection of a first priority security interest in the Financed Equipment in favor of Case Credit as secured party, except that (A) no security interest against the Obligor is created in True Lease Equipment and (B) Case Credit makes no representation or warranty as to any security interest granted by any Dealer to secure the Dealer's obligations to make payments in respect of Termination Values.

     (vii) CASE RECEIVABLES IN FORCE. No Case Receivable has been satisfied, subordinated or rescinded, nor has any Financed Equipment been released from the Lien granted by the related Case Receivable in whole or in part.

     (viii) NO AMENDMENT OR WAIVER. No provision of a Case Receivable has been waived, altered or modified in any respect, except pursuant to a document, instrument or writing included in the Receivable Files and no such amendment, waiver, alteration or modification causes such Case Receivable not to conform to the other warranties contained in this Section.

     (ix) NO DEFENSES. No right of rescission, setoff, counterclaim or defense has been asserted or threatened or exists with respect to any Case Receivable.

     (x) NO LIENS. To the best of Case Credit's knowledge, no Liens or claims, including claims for work, labor or materials, relating to any of the Financed Equipment have been filed that are Liens prior to, or equal or coordinate with, the security interest in the Financed Equipment granted by any Case Receivable, except those pursuant to the Basic Documents.

     (xi) NO DEFAULT. No Case Receivable is a non-performing Receivable or has a payment that is more than 90 days overdue as of the Initial Cutoff Date or Subsequent Cutoff Date, as applicable, and, except for a payment default continuing for a period of not more than 90 days, no default, breach, violation or event permitting acceleration under the terms of any Case Receivable has occurred and is continuing; and no continuing condition that with notice or the lapse of time would constitute such a default, breach, violation or event permitting acceleration under the terms of any Case Receivable has arisen; and Case Credit has not waived and shall not waive any of the foregoing.

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     (xii)     TITLE. It is the intention of Case Credit that the transfers and assignments contemplated herein and in the Case Liquidity Receivables Purchase Agreement constitute a sale of the Case Receivables from Case Credit to CNHCR and that the beneficial interest in and title to the Case Receivables and any True Lease Equipment related to such Case Receivables not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against Case Credit under any bankruptcy or similar law. No Case Receivable has been sold, transferred, assigned or pledged by Case Credit to any Person other than CNHCR. Immediately prior to the transfers and assignments contemplated herein and in the Case Liquidity Receivables Purchase Agreement, Case Credit had good title to each Case Receivable and any True Lease Equipment related to such Case Receivable, free and clear of all Liens and, immediately upon the transfer thereof, CNHCR shall have good title to each Case Receivable and any True Lease Equipment, free and clear of all Liens; and the transfer and assignment of the Case Receivables to CNHCR has been perfected under the UCC.

     (xiii) LAWFUL ASSIGNMENT. No Case Receivable has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Case Receivable or any Case Receivable under this Agreement, the Case Liquidity Receivables Purchase Agreement, the Sale and Servicing Agreement or the Indenture is unlawful, void or voidable.

     (xiv) ALL FILINGS MADE. All filings (including UCC filings) necessary in any jurisdiction to give CNHCR a first priority perfected ownership interest in the Case Receivables will be made on or prior to the Closing Date.

     (xv) ONE ORIGINAL. There is only one original executed copy of each Case Receivable.

     (xvi) MATURITY OF RECEIVABLES. Each Receivable has a remaining term to maturity of not more than 72 months, in the case of the Initial Receivables, and 72 months, in the case of the Subsequent Receivables; the weighted average remaining term of the Initial Receivables is approximately
     48.80 months as of the Initial Cutoff Date; the weighted average original term of the Receivables, including as of each Subsequent Transfer Date all Subsequent Receivables previously transferred to CNHCR, will not be greater than 55 months.

     (xvii) SCHEDULED PAYMENTS. No Receivable has a final scheduled payment date later than six months preceding the Final Scheduled Maturity Date; each Receivable provides for payments that fully amortize the Amount Financed over the original term of the Receivable, and is either a Precomputed Receivable or a Simple Interest Receivable.

     (xviii)   INSURANCE. The Obligor on each Case Receivable is required to maintain physical damage insurance covering the Financed Equipment and, in the

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

     case of any Lease, public liability insurance relating to the use of such Financed Equipment, in each case in accordance with Case Credit's normal requirements.

     (xix) CONCENTRATIONS. (A) No Receivable has a Statistical Contract Value (when combined with the Statistical Contract Value of any other Receivable with the same or an Affiliated Obligor) that exceeds 1% of the Initial Aggregate Statistical Contract Value.

     (xx) FINANCING. Approximately 61.18% of the aggregate Statistical Contract Value of the Initial Receivables, were secured by or constitute Receivables of equipment that was new at the time the related Initial Receivable was originated; the remainder of the Initial Receivables represent financing or leases of used equipment; approximately 73.26% of the aggregate Statistical Contract Value of the Initial Receivables, represent financing or leases of agricultural equipment; the remainder of the Initial Receivables represent financing or leases of construction equipment. The aggregate Statistical Contract Value of the Receivables for the purposes of the above calculations as of the Initial Cutoff Date is $687,386,393.54. Additionally, not more than 35% of the aggregate Contract Value of the Receivables, including, as of each Subsequent Transfer Date, all Subsequent Receivables previously transferred to CNHCR, will represent Contracts for the financing or lease of construction equipment. No Subsequent Receivable will represent the financing of truck equipment.

     (xxi) NO BANKRUPTCIES. No Obligor on any Case Receivable as of the Initial Cutoff Date or the Subsequent Cutoff Date, as applicable, was noted in the related Receivable File as being the subject of a bankruptcy proceeding.

     (xxii) NO REPOSSESSIONS. None of the Financed Equipment securing any Case Receivable is in repossession status.

     (xxiii)   CHATTEL PAPER. Each Case Receivable constitutes "chattel paper"
     as defined in the UCC of each State the law of which governs the perfection of the interest granted in it and/or the priority of such perfected interest.

     (xxiv) U.S. OBLIGORS. None of the Case Receivables is denominated and payable in any currency other than United States Dollars or is due from any Person that does not have a mailing address in the United States of America.

     (xxv) PAYMENT FREQUENCY. As of the Initial Cutoff Date and as shown on the books of Case Credit: (A) Initial Receivables having an aggregate Statistical Contract Value equal to 42.78% of the Initial Aggregate Statistical Contract Value had annual scheduled payments, (B) Initial Receivables having an aggregate Statistical Contract Value equal to 2.80% of the Initial Aggregate Statistical Contract Value had semi-annual scheduled payments, (C) Initial Receivables having an aggregate Statistical Contract Value equal to 0.76% of the Initial

     Aggregate Statistical Contract Value had quarterly scheduled payments, (D) Initial Receivables having an aggregate Statistical Contract Value equal to 46.51% of the Initial Aggregate Statistical Contract Value had monthly scheduled payments, and (E) Initial Receivables having an aggregate Statistical Contract Value equal to 7.14% of the Initial Aggregate Statistical Contract Value had irregularly scheduled payments.

     (xxvi) INTEREST ACCRUING. Each Case Receivable, other than those Case Receivables consisting of Contracts that contain interest waivers for a specified period of time, is, as of the Closing Date or a Subsequent Transfer Date, as applicable, accruing interest; no Case Receivable contains an interest waiver extending more than 12 months after the Initial Cutoff Date.

     (xxvii)   LEASES. Each Lease included in the Initial Case Receivables or the Subsequent Case Receivables has a Termination Value less than or equal to 10% of the purchase price of the equipment subject to such Lease and is a "lease intended as security" (rather than a true lease) within the meaning of Section 1-201(37) of the UCC.

     (xxviii) CASE CREDIT'S REPRESENTATIONS. The representations and warranties of Case Credit contained in SECTION 3.2(a) are true and correct.

     (xxix) CASE CREDIT'S OBLIGATIONS. Case Credit has no obligations under any Contract, other than the covenant of quiet enjoyment benefiting the Obligors under any Contracts that are Leases.

     (xxx) NO EITHER/OR LEASES. No Lease included in the Initial Case Receivables or the Subsequent Case Receivables is a Either/or Lease, and no Financed Equipment transferred to CNHCR on the Closing Date or any Subsequent Transfer Date, as the case may be, constitutes True Lease Equipment.

     (xxxi) NO LEASES. Notwithstanding anything to the contrary in the Basic Documents, none of the Initial Case Receivables or the Subsequent Case Receivables shall be Leases.

     (xxxii)   PERFECTION REPRESENTATIONS. Case Credit further makes all the representations, warranties and covenants set forth in Schedule P.

                                   ARTICLE IV
                                   CONDITIONS

     SECTION 4.1. CONDITIONS TO OBLIGATION OF CNHCR.

     (a) CASE PURCHASED CONTRACTS. The obligation of CNHCR to purchase the Case Purchased Contracts is subject to the satisfaction of the following conditions:

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

     (i) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Case Credit hereunder shall be true and correct on the Closing Date and Case Credit shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date.

     (ii) COMPUTER FILES MARKED. Case Credit shall, at its own expense, on or prior to the Closing Date, indicate in its computer files that Case Receivables created in connection with the Case Purchased Contracts have been sold to CNHCR pursuant to this Agreement and deliver to CNHCR the Schedule of Case Receivables certified by the Chairman, the President, a Vice President or the Treasurer of Case Credit to be true, correct and complete.

     (iii)     Documents To Be Delivered by Case Credit on the Closing Date.

     (A) THE CASE ASSIGNMENT. On the Closing Date (but only if the Contract Value of the Case Purchased Contracts is greater than zero), Case Credit will execute and deliver the Case Assignment, which shall be substantially in the form of EXHIBIT A.

     (B) EVIDENCE OF UCC FILING. On or prior to the Closing Date (but only if the Contract Value of the Case Purchased Contracts is greater than zero), Case Credit shall authorize and file, at its own expense, a UCC financing statement in each jurisdiction in which such action is required by applicable law to fully perfect CNHCR's right, title and interest in the Case Purchased Contracts and the other property sold hereunder, executed by Case Credit, as seller or debtor, and naming CNHCR, as purchaser or secured party, describing the Case Purchased Contracts and the other property sold hereunder, meeting the requirements of the laws of each such jurisdiction and in such manner as is necessary to perfect the sale, transfer, assignment and conveyance of such Case Purchased Contracts and such other property to CNHCR. It is understood and agreed, however, that no filings will be made to perfect any security interest of CNHCR in Case Credit's interests in Financed Equipment. Case Credit shall deliver (or cause to be delivered) a file-stamped copy, or other evidence satisfactory to CNHCR of such filing, to CNHCR promptly upon Case Credit's receipt thereof.

     (C) OTHER DOCUMENTS. Case Credit will deliver such other documents as CNHCR may reasonably request.

     (iv) OTHER TRANSACTIONS. The transactions contemplated by the Sale and Servicing Agreement to be consummated on the Closing Date shall be consummated on such date.

     (b) SUBSEQUENT CASE RECEIVABLES. The obligation of CNHCR to purchase any Subsequent Case Receivables is subject to the satisfaction of the following conditions on or prior to the related Subsequent Transfer Date:

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

     (i) Case Credit shall have delivered to CNHCR a duly executed written assignment in substantially the form of EXHIBIT B (the "CASE SUBSEQUENT TRANSFER ASSIGNMENT"), which shall include supplements to the Schedule of Case Receivables listing the Subsequent Case Receivables;

     (ii) Case Credit shall, to the extent required by Section 5.2 of the Sale and Servicing Agreement, have delivered to CNHCR for deposit in the Collection Account all collections in respect of the Subsequent Case Receivables;

     (iii) as of such Subsequent Transfer Date: (A) Case Credit was not insolvent and will not become insolvent as a result of the transfer of Subsequent Case Receivables on such Subsequent Transfer Date, (B) Case Credit did not intend to incur or believe that it would incur debts that would be beyond Case Credit's ability to pay as such debts matured, (C) such transfer was not made with actual intent to hinder, delay or defraud any Person and (D) the assets of Case Credit did not constitute unreasonably small capital to carry out its business as conducted;

     (iv) the applicable Spread Account Initial Deposit and Principal Supplement Account Deposit, if any, for such Subsequent Transfer Date shall have been made;

     (v)       the Funding Period shall not have terminated;

     (vi) each of the representations and warranties made by Case Credit pursuant to SECTION 3.2(b) with respect to the Subsequent Case Receivables or the Subsequent Receivables shall be true and correct as of such Subsequent Transfer Date, and Case Credit shall have performed all obligations to be performed by it hereunder on or prior to such Subsequent Transfer Date;

     (vii) Case Credit shall, at its own expense, on or prior to such Subsequent Transfer Date, indicate in its computer files that the Subsequent Case Receivables identified in the related Case Subsequent Transfer Assignment have been sold to CNHCR pursuant to this Agreement and the Case Subsequent Transfer Assignment;

     (viii) Case Credit shall take any action required to give CNHCR a first priority perfected ownership interest in the Subsequent Case Receivables on or prior to the applicable Subsequent Transfer Date;

     (ix) no selection procedures believed by Case Credit to be adverse to the interests of CNHCR, the Trust, the Noteholders or the Certificateholders shall have been utilized in selecting the Subsequent Case Receivables;

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

     (x) the addition of the Subsequent Case Receivables will not result in a material adverse tax consequence to CNHCR, the Trust, the Noteholders or the Certificateholders;

     (xi) Case Credit shall have provided CNHCR a statement listing the aggregate Contract Value of such Subsequent Case Receivables and any other information reasonably requested by CNHCR with respect to such Subsequent Case Receivables;

     (xii) all the conditions to the transfer of the Subsequent Case Receivables to the Issuer specified in the Sale and Servicing Agreement shall have been satisfied; and

     (xiii) Case Credit shall have delivered to CNHCR an Officer's Certificate confirming the satisfaction of each condition precedent specified in this CLAUSE (b) (substantially in the form attached hereto as Annex A to the Case Subsequent Transfer Assignment).

     SECTION 4.2. CONDITIONS TO OBLIGATION OF CASE CREDIT. The obligation of Case Credit to sell the Case Purchased Contracts and the Subsequent Case Receivables to CNHCR is subject to the satisfaction of the following conditions:

     (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of CNHCR hereunder shall be true and correct on the Closing Date or the applicable Subsequent Transfer Date with the same effect as if then made, and CNHCR shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date or such Subsequent Transfer Date.

     (b) RECEIVABLES PURCHASE PRICE. On the Closing Date or the applicable Subsequent Transfer Date, CNHCR shall have delivered to Case Credit the portion of the Initial Case Purchase Price or the Subsequent Case Purchase Price, as the case may be, payable on the Closing Date or such Subsequent Transfer Date pursuant to SECTION 2.5.

                                    ARTICLE V
                            COVENANTS OF CASE CREDIT

     Case Credit agrees with CNHCR as follows; PROVIDED, HOWEVER, that to the extent that any provision of this Article conflicts with any provision of the Sale and Servicing Agreement, the Sale and Servicing Agreement shall govern:

     SECTION 5.1. PROTECTION OF RIGHT, TITLE AND INTEREST. (a) FILINGS. Case Credit shall cause all financing statements and continuation statements and any other necessary documents covering the right, title and interest of CNHCR in and to the Case Receivables and the other property included in the Trust Estate to be promptly filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of CNHCR hereunder to the Case Receivables and the other property sold hereunder. It is understood and agreed, however, that no filings will be made to perfect any security interest of CNHCR in Case Credit's interests in Financed Equipment. Case Credit shall deliver (or cause to be delivered) to CNHCR file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above as soon as available following such recordation, registration or filing. CNHCR shall cooperate fully with Case Credit in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this paragraph.

     (b) NAME CHANGE. Within 15 days after Case Credit makes any change in its name, identity or corporate structure that would, could or might make any financing statement or continuation statement filed in accordance with PARAGRAPH (a) seriously misleading within the applicable provisions of the UCC or any title statute, Case Credit shall give CNHCR notice of any such change, and no later than five days after the effective date thereof, shall file such financing statements or amendments as may be necessary to continue the perfection of CNHCR's interest in the property included in the Trust Estate.

     (c) LOCATION CHANGE. Within 15 days after Case Credit makes any change to its "location" as defined in Section 9-307 of the UCC, Case Credit shall give CNHCR notice of any such change, and no later than five days after the effective date thereof, shall file such financing statements or amendments as may be necessary to continue the perfection of CNHCR's interest in the property included in the Trust Estate

     SECTION 5.2. OTHER LIENS OR INTERESTS. Except for the conveyances hereunder and pursuant to the Case Liquidity Receivables Purchase Agreement, the Sale and Servicing Agreement, the Indenture and the other Basic Documents, Case
     Credit: (a) will not sell, pledge, assign or transfer to any Person, or grant, create, incur, assume or suffer to exist any Lien on, any interest in, to and under the Case Receivables, and (b) shall defend the right, title and interest of CNHCR in, to and under the Case Receivables against all claims of third parties claiming through or under Case Credit; PROVIDED, HOWEVER, that Case Credit's obligations under this Section shall terminate upon the termination of the Trust pursuant to the Trust Agreement.

     SECTION 5.3. JURISDICTION OF ORGANIZATION. During the term of the Case Receivables, Case Credit will maintain its "location" (as defined in Section 9-307 of the UCC) in one of the States.

     SECTION 5.4. COSTS AND EXPENSES. Case Credit agrees to pay all reasonable costs and disbursements in connection with the perfection, as against all third parties, of CNHCR's right, title and interest in, to and under the Case Receivables.

     SECTION 5.5. INDEMNIFICATION. Case Credit shall indemnify, defend and hold harmless CNHCR for any liability as a result of the failure of a Case Receivable to be originated in compliance with all requirements of law and for any breach of any of its representations and warranties contained herein. These indemnity obligations shall be in addition to any obligation that Case Credit may otherwise have. Case Credit shall indemnify, defend and hold harmless CNHCR, the Issuer, the Trustee and the Indenture Trustee (and their respective officers, directors, employees and agents) from and against any taxes that may at any time be asserted against such Person with respect to the sale of the Case Receivables to CNHCR hereunder or the sale of the Case Receivables to the Issuer by CNHCR or the issuance and original sale of the Certificates and the Notes, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of CNHCR and the Issuer, not including any taxes asserted with respect to ownership of the Case Receivables on federal or other income taxes arising out of the transactions contemplated by this Agreement) and costs and expenses in defending against the same.

     SECTION 5.6. TRANSFER OF SUBSEQUENT CASE RECEIVABLES. Case Credit covenants to transfer to CNHCR, pursuant to SECTION 2.2, Subsequent Case Receivables with an aggregate Contract Value approximately equal to $485,601,546.66 minus the aggregate Contract Value of any Receivables sold to CNHCR by NH Credit pursuant to Section 5.6 of the NH Purchase Agreement, subject only to the availability of such Subsequent Case Receivables.

     SECTION 5.7. CROSS-COLLATERALIZATION. To the extent that Case Credit transfers, sells, assigns or otherwise pledges any contract to a third party and retains any interest in any item of Financed Equipment securing the repayment of any Case Receivable, as a result of the related Obligor agreeing to cross-collateralize all obligations owed by such Obligor to Case Credit and its assigns or otherwise, Case Credit acknowledges and agrees that it shall obtain from such third party an agreement that such third party's interest in the Financed Equipment shall be expressly subordinate and junior in priority to the repayment of all amounts outstanding under such Case Receivable prior to becoming available to pay any amount outstanding under any other obligation owed by such Obligor to such third party.

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

     SECTION 6.1. OBLIGATIONS OF CASE CREDIT. The obligations of Case Credit under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Case Receivable.

     SECTION 6.2. REPURCHASE EVENTS. Case Credit hereby covenants and agrees with CNHCR for the benefit of CNHCR, the Indenture Trustee, the Noteholders, the Trust, the Trustee and the Certificateholders that the occurrence of a breach of any of Case Credit's representations and warranties contained in SECTION 3.2(b), shall constitute events obligating Case Credit to repurchase any Case Receivable and, with respect to a breach of any of Case Credit's representations and warranties contained in SECTIONS 3.2(b)(XVI), (XVII), (XIX), (XX), (XXV) and (XXVI), any NH Receivable materially and adversely affected by any such breach ("REPURCHASE EVENTS") at the Purchase Amount from CNHCR or from the Trust. Except as set forth in SECTION 5.5, the repurchase obligation of Case Credit shall constitute the sole remedy of CNHCR, the Indenture Trustee, the Noteholders, the Trust, the Trustee or the Certificateholders against Case Credit with respect to any Repurchase Event.

     SECTION 6.3. CNHCR ASSIGNMENT OF REPURCHASED RECEIVABLES. With respect to all Receivables repurchased by Case Credit pursuant to this Agreement, CNHCR shall sell, transfer, assign, set over and otherwise convey to Case Credit, without recourse, representation or warranty, all of CNHCR's right, title and interest in, to and under such Receivables, and all security and documents relating thereto.

     SECTION 6.4. TRUST. Case Credit acknowledges and agrees that: (a) CNHCR will, pursuant to the Sale and Servicing Agreement, sell the Case Receivables to the Trust and assign its rights under this Agreement to the Trust, (b) the Trust will, pursuant to the Indenture, assign such Case Receivables and such rights to the Indenture Trustee and (c) the representations, warranties and covenants contained in this Agreement and the rights of CNHCR under this Agreement, including under SECTION 6.2, are intended to benefit the Trust, the Certificateholders, the Counterparties and the Noteholders. Case Credit hereby consents to all such sales and assignments and agrees that enforcement of a right or remedy hereunder by the Indenture Trustee shall have the same force and effect as if the right or remedy had been enforced or executed by CNHCR.

     SECTION 6.5. AMENDMENT. This Agreement may be amended from time to time, with prior written notice to the Rating Agencies, by a written amendment duly executed and delivered by Case Credit and CNHCR, without the consent of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; PROVIDED, HOWEVER, that such amendment will not in the Opinion of Counsel, materially and adversely affect the interest of any Noteholder or Certificateholder.

     This Agreement may also be amended from time to time by Case Credit and CNHCR, with prior written notice to the Rating Agencies, with the written consent of (x) Noteholders holding Notes evidencing at least a majority of the Note Balance and (y) the Holders of Certificates evidencing at least a majority of the Certificate Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; PROVIDED, HOWEVER, that no such amendment may: (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Case Receivables or distributions that are required to be made for the benefit of the Noteholders or the Certificateholders or (ii) reduce the aforesaid percentage of the Notes and Certificates that are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes and Certificates.

     It shall not be necessary for the consent of Certificateholders or Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

     SECTION 6.6. ACCOUNTANTS' LETTERS. (a) A firm of independent certified public accountants will review the characteristics of the Receivables described in the Schedule of Receivables and will compare those characteristics to the information with respect to the Receivables contained in the Prospectus, (b) Case Credit will cooperate with CNHCR and such accounting firm in making available all information and taking all steps reasonably necessary to permit such accounting firm to complete the review set forth in CLAUSE (a) and to deliver the letters required of them under the Underwriting Agreement, (c) such accounting firm will deliver to CNHCR a letter, dated the date of the Prospectus, in the form previously agreed to by Case Credit, NH Credit and CNHCR, with respect to the financial and statistical information contained in the Prospectus and with respect to such other information as may be agreed in the form of the letter.

     SECTION 6.7. WAIVERS. No failure or delay on the part of CNHCR in exercising any power, right or remedy under this Agreement, the Case Assignment or any Case Subsequent Transfer Assignment shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

     SECTION 6.8. NOTICES. All demands, notices and communications under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt: (a) in the case of Case Credit, to Case Credit Corporation, 233 Lake Avenue, Racine, Wisconsin 53403, Attention: Treasurer (telephone
     (262) 636-6011);

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

     (b) in the case of CNHCR, to CNH Capital Receivables Inc., 100 South Saunders Road, Lake Forest, Illinois 60045, Attention: Treasurer (telephone
     (847) 735-9200); (c) in the case of the Rating Agencies, at their respective addresses set forth in Section 10.3 of the Sale and Servicing Agreement; or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

     SECTION 6.9. COSTS AND EXPENSES. Case Credit will pay all expenses incident to the performance of its obligations under this Agreement and Case Credit agrees to pay all reasonable out-of-pocket costs and expenses of CNHCR, excluding fees and expenses of counsel, in connection with the perfection as against third parties of CNHCR's right, title and interest in, to and under the Case Receivables and the enforcement of any obligation of Case Credit hereunder.

     SECTION 6.10. REPRESENTATIONS OF CASE CREDIT AND CNHCR. The respective agreements, representations, warranties and other statements by Case Credit and CNHCR set forth in or made pursuant to this Agreement shall remain in full force and effect and will survive the closing under SECTION 2.4.

     SECTION 6.11. CONFIDENTIAL INFORMATION. CNHCR agrees that it will neither use nor disclose to any Person the names and addresses of the Obligors, except in connection with the enforcement of CNHCR's rights hereunder, under the Case Receivables, under the Sale and Servicing Agreement or the Indenture or any other Basic Document or as required by any of the foregoing or by law.

     SECTION 6.12. HEADINGS AND CROSS-REFERENCES. The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to Section names or numbers are to such Sections of this Agreement unless otherwise expressly indicated.

     SECTION 6.13. GOVERNING LAW. This Agreement, the Case Assignment, and each Case Subsequent Transfer Assignment shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder or thereunder shall be determined in accordance with such laws.

     SECTION 6.14. COUNTERPARTS. This Agreement may be executed in two or more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute but one and the same instrument.

     SECTION 6.15. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                            (SIGNATURE PAGES FOLLOW)

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers duly authorized as of the date and year first above written.

                                       CNH CAPITAL RECEIVABLES INC.


                                       By: /s/ Brian O'Keane
                                           --------------------------
                                       Name: Brian O'Keane
                                       Title: Assistant Treasurer


                                       CASE CREDIT CORPORATION


                                       By: /s/ Brian O'Keane
                                           --------------------------
                                       Name: Brian O'Keane
                                       Title: Assistant Treasurer

                                       S-1               CASE PURCHASE AGREEMENT

                                                                       EXHIBIT A
                                                      to Case Purchase Agreement

                                     FORM OF
                                 CASE ASSIGNMENT

     For value received, in accordance with and subject to the Case Purchase Agreement dated as of November 1, 2003 (the "CASE PURCHASE AGREEMENT"), between the undersigned and CNH Capital Receivables Inc. ("CNHCR"), the undersigned does hereby sell, assign, transfer, set over and otherwise convey unto CNHCR, without recourse, all of its right, title, interest and, with respect to any Contracts that are Leases, obligations in, to and under: (a) the Case Purchased Contracts, which are listed on SCHEDULE A hereto, including all documents constituting chattel paper included therewith, and all obligations of the Obligors thereunder, including all moneys paid thereunder on or after the Initial Cutoff Date, (b) the security interests in the Financed Equipment granted by Obligors pursuant to the Case Purchased Contracts and any other interest of the undersigned in such Financed Equipment, (c) any proceeds with respect to the Case Purchased Contracts from claims on insurance policies covering Financed Equipment or Obligors, (d) any proceeds from recourse to Dealers with respect to the Case Purchased Contracts other than any interest in the Dealers' reserve accounts maintained with Case Credit Corporation, (e) any Financed Equipment that shall have secured the Case Purchased Contracts and that shall have been acquired by or on behalf of CNHCR, (f) any True Lease Equipment that is subject to any Case Purchased Contract, and (g) the proceeds of any and all of the foregoing. The foregoing sale does not constitute and is not intended to result in any assumption by CNHCR of any obligation (other than the covenant of quiet enjoyment benefiting the Obligors under any Contracts that are Leases) of the undersigned to the Obligors, insurers or any other person in connection with the Case Purchased Contracts, Receivables Files, any insurance policies or any agreement or instrument relating to any of them.

     This Case Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Case Purchase Agreement and is to be governed in all respects by the Case Purchase Agreement.

     Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Case Purchase Agreement.

     IN WITNESS WHEREOF, the undersigned has caused this Case Assignment to be duly executed as of November 1, 2003.

                                       CASE CREDIT CORPORATION


                                       By:
                                           ---------------------------
                                       Name:
                                       Title:

                                                                       EXHIBIT B
                                                      to Case Purchase Agreement

                                     FORM OF
                       CASE SUBSEQUENT TRANSFER ASSIGNMENT

     For value received, in accordance with and subject to the Case Purchase Agreement dated as of November 1, 2003 (the "CASE PURCHASE AGREEMENT"), between Case Credit Corporation, a Delaware corporation ("CASE CREDIT"), and CNH Capital Receivables Inc., a Delaware corporation ("CNHCR"), Case Credit does hereby sell, transfer, assign, set over and otherwise convey to CNHCR, without recourse, all of its right, title, interest and, with respect to any Contracts that are Leases, obligations in, to and under: (a) the Subsequent Case Receivables, with an aggregate Contract Value equal to $____ , listed on SCHEDULE A hereto, including all documents constituting chattel paper included therewith, and all obligations of the Obligors thereunder, including all moneys paid thereunder on or after the Subsequent Cutoff Date, (b) the security interests in the Financed Equipment granted by Obligors pursuant to such Subsequent Case Receivables and any other interest of Case Credit in such Financed Equipment, (c) any proceeds with respect to such Subsequent Case Receivables from claims on insurance policies covering Financed Equipment or Obligors, (d) any proceeds from recourse to Dealers with respect to such Subsequent Case Receivables other than any interest in the Dealers' reserve accounts maintained with Case Credit, (e) any Financed Equipment that shall have secured any such Subsequent Case Receivables and that shall have been acquired by or on behalf of CNHCR, (f) any True Lease Equipment that is subject to any Subsequent Case Receivable, and (g) the proceeds of any and all of the foregoing. The foregoing sale does not constitute and is not intended to result in any assumption by CNHCR of any obligation (other than the covenant of quiet enjoyment benefiting the Obligors under any Contracts that are Leases) of Case Credit to the Obligors, insurers or any other person in connection with such Subsequent Case Receivables, Receivable Files, any insurance policies or any agreement or instrument relating to any of them.

     This Case Subsequent Transfer Assignment is made pursuant to and upon the representations, warranties and agreements on the part of Case Credit contained in the Case Purchase Agreement (including the Officer's Certificate of Case Credit accompanying this Agreement) and is to be governed in all respects by the Case Purchase Agreement.

     Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Case Purchase Agreement.

     IN WITNESS WHEREOF, the undersigned has caused this Case Subsequent Transfer Assignment to be duly executed as of the __ day of __________,
     _____.

     CASE CREDIT CORPORATION


     By:
         -----------------------------------------------
     Name:
      Title:

                                                                      SCHEDULE A
                                          to Case Subsequent Transfer Assignment

                     SCHEDULE OF SUBSEQUENT CASE RECEIVABLES

                               [SEE ATTACHED LIST]

                                                                         ANNEX A
                                          to Case Subsequent Transfer Assignment

                              OFFICER'S CERTIFICATE

     I, the undersigned officer of Case Credit Corporation (the "COMPANY"), do hereby certify, pursuant to Section 4.1(b)(xiii) of the Case Purchase Agreement dated as of November 1, 2003, among the Company, and CNH Capital Receivables Inc. (the "CASE PURCHASE AGREEMENT"), that (i) all of the conditions precedent to the transfer to CNHCR of the Subsequent Case Receivables listed on Schedule A to the Case Subsequent Transfer Assignment delivered herewith, and the other property and rights related to such Subsequent Case Receivables as described in Section 2.2 of the Case Purchase Agreement, have been satisfied on or prior to the related Subsequent Transfer Date and (ii) each statement of fact set forth in any officer's certificate executed by an officer of the Company in connection with an Opinion of Counsel delivered on the Closing Date with respect to a transfer of, or a security interest in, the Case Receivables shall be true and correct as of the date hereof with respect to the Subsequent Case Receivables listed on the aforementioned Schedule A.

     Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Case Purchase Agreement.

     IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed this ___ day of ___________, ____.


     By:
         --------------------------------------------
     Name:
           ------------------------------------------
     Title:
            -----------------------------------------


     By:
         --------------------------------------------
     Name:
           ------------------------------------------
     Title:
            -----------------------------------------

                                   SCHEDULE P

     1. GENERAL. The Case Purchase Agreement creates, or with respect to Case Receivables that are Subsequent Receivables upon the transfer of such Subsequent Receivables pursuant to the Subsequent Transfer Assignment will create, a valid and continuing security interest (as defined in the UCC) in the Case Receivables in favor of CNHCR, which, (a) is enforceable upon execution of the Case Purchase Agreement against creditors of and purchasers from Case Credit, as such enforceability may be limited by applicable debtor relief laws, now or hereafter in effect, and by general principles of equity (whether considered in a suit at law or in equity), and (b) upon filing of the financing statements described in clause 4 below will be prior to all other Liens (other than Liens permitted pursuant to clause 3 below).

     2. GENERAL. The Case Receivables constitute "tangible chattel paper" within the meaning of UCC Section 9-102. Case Credit has taken all steps necessary to perfect its security interest against the Obligor in the Financed Equipment securing the Case Receivables.

     3. CREATION. Immediately prior to the conveyance of the Case Receivables pursuant to the Case Purchase Agreement, Case Credit owns and has good and marketable title to, or has a valid security interest in, the Case Receivables free and clear of any Lien, claim or encumbrance of any Person.

     4. PERFECTION. Case Credit has caused or will have caused, within ten days of the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted to CNHCR under the Case Purchase Agreement in the Case Receivables. With respect to the Case Receivables that constitute tangible chattel paper, Case Credit has in its possession the original copies of such tangible chattel paper that constitute or evidence the Case Receivables, and Case Credit has caused, or will have caused within ten days of the effective date of the Case Purchase Agreement, the filing of financing statements against Case Credit and such originator in favor of CNHCR in connection herewith describing such Case Receivables and containing a statement that:
     "A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party/Buyer."

     5. PRIORITY. Other than the security interests granted to CNHCR pursuant to the Case Purchase Agreement and the Case Liquidity Receivables Purchase Agreement, Case Credit has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Case Receivables. Case Credit has not authorized the filing of and is not aware of any financing statements against Case Credit that include a description of collateral covering the Case Receivables other than any financing statement (i) relating to the security interests granted to CNHCR under the Case Purchase Agreement and the Case Liquidity Receivables Purchase Agreement (ii) that has been terminated, or (iii) that has been granted pursuant to the terms of the Basic Documents. None of the tangible chattel paper that constitutes or evidences the Case Receivables has any marks or notations indicating that they have pledged, assigned or otherwise conveyed to any Person other than Indenture Trustee.